SIXTH SUPPLEMENTAL INDENTURE, dated as of October 15, 1995, between CITIZENS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal administrative offices at High Ridge Park, Building No. 3, Stamford, Connecticut 06905, to CHEMICAL BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.
                                RECITALS
      WHEREAS, the Company has entered into an Indenture dated as of August 15, 1991 (the "Indenture"), with the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series; and
      WHEREAS, the Company has entered into a First Supplemental Indenture dated as of August 15, 1991 (the "First Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "8.45% Debentures Due 2001"; and
      WHEREAS, the Company has entered into a Second Supplemental Indenture dated as of January 15, 1992 (the "Second Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated
"7.45% Debentures Due 2004"; and   WHEREAS, the Company has entered into a
Third Supplemental Indenture dated as of April 15, 1994 (the "Third Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.60% Debentures Due 2006"; and
      WHEREAS, the Company has entered into a Fourth Supplemental Indenture dated as of October 1, 1994 (the "Fourth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.68% Debentures Due 2034"; and
      WHEREAS, the Company has entered into a Fifth Supplemental Indenture dated as of June 15, 1995 (the "Fifth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.45% Debentures Due 2035"; and
      WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture and adding to the covenants of the Company for the benefit of the Holders of any series of Securities; and
      WHEREAS, the Company by corporate action duly taken has authorized the issuance of a sixth series of Securities designated as the 7% Debentures Due 2025 (hereinafter sometimes called the "Debentures"), which series is limited in aggregate principal amount to $150,000,000, such Debentures to contain such provisions as have been caused to be determined by or at the direction of, the Board of Directors of the Company and as are set forth in this Sixth Supplemental Indenture to the Indenture; and
      WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Debentures, when executed by the Company and authenticated by or on behalf of the Trustee and when delivered as herein and in the Indenture provided, the valid obligations of the Company, and to make this Sixth Supplemental Indenture a valid and binding supplemental indenture.
      NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
      For and in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:
      Section 1.  Definitions.   For all purposes of this Sixth Supplemental
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
      (1) terms used herein in capitalized form and defined in the Indenture shall have the meanings specified in the Indenture;
      (2) the words "herein", "hereof" and "hereto" and other words of similar import used in this Sixth Supplemental Indenture refer to this Sixth Supplemental Indenture as a whole and not to any particular Section or other subdivision of this Sixth Supplemental Indenture;
      (3) the provisions of this Sixth Supplemental Indenture shall be read in conjunction with the provisions of the Indenture only with respect to the Debentures and the provisions of the Indenture and the First, Second, Third, Fourth and Fifth Supplemental Indentures shall not be modified by this Sixth Supplemental Indenture with respect to any series of the Securities outstanding or to be outstanding under the Indenture, other than the Debentures; and
      (4) terms defined in this Sixth Supplemental Indenture shall apply only to this Sixth Supplemental Indenture and the Debentures hereunder, and such definitions shall not apply to any supplemental indenture other than this Sixth Supplemental Indenture or to any Securities outstanding or to be outstanding under the Indenture, other than the Debentures.
      Except as otherwise expressly provided or unless the context otherwise requires, "Sixth Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.
      Section 2.  Forms of the Debentures.   The Debentures shall be in
substantially the form set forth in Exhibit A to this Sixth Supplemental Indenture, as such form may be completed pursuant to Section 3 hereof, the terms of which Exhibit A are herein incorporated by reference and made a part of this Sixth Supplemental Indenture.
      Section 3.  Terms of the Debentures.   The terms of the Debentures
shall be as follows:
            (1) the Securities to be issued under the Indenture and this Sixth Supplemental Indenture shall be the Debentures and shall be designated as the "7% Debentures Due 2025";
            (2) the Debentures shall constitute a single series of the Securities under the Indenture, which series is limited in aggregate principal amount to $150,000,000;
            (3) so long as any Debentures are registered in the name of CEDE & Co., or any other nominee of The Depository Trust Company, and are intended to be Book-Entry Securities, the provisions of Section 311 of the Indenture shall apply to such Debentures. Thereafter the Debentures may be subjected to the requirements of a successor book-entry securities system that may be adopted by the Company in accordance with the provisions of the Indenture and this Sixth Supplemental Indenture;
            (4) interest on each of the Debentures shall be payable at the rate per annum specified in the designation of the Debenture from October 20, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, on May 1 and November 1 in each year, commencing on May 1, 1996. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such a Holder and shall be paid by the Company as provided in Section 307 of the Indenture;
            (5) unless otherwise provided with respect to a Book- Entry Security or pursuant to any successor book-entry security system or similar system, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register or, at the option of the Holder, to such other place in the United States of America as the Holder shall designate to the Trustee in writing. The principal amount of the Debentures will be paid at Maturity by check against presentation of the Debentures at the office or agency of Chemical Bank, as Trustee, in New York, New York, or such other address in New York, New York, as the Trustee shall designate by written notice to the Holders of the Debentures;
            (6) the Debentures shall be issued in registered form only and in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000;
            (7) principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts; and
            (8) the Debentures shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture. Upon the Company's exercise of the option to effect such defeasance under
Section 1302 and 1303 of the Indenture in accordance with and subject to the terms thereof, the Company shall be released from its obligations with respect to the Debentures as provided in the applicable Section and other relevant provisions of the Indenture.
      Section 4. No Redemption by the Company. The Debentures will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.
      Section 5. Amendment to Indenture for Purposes of Sixth Series of Debentures.
      For all purposes of the Debentures and for no other purposes, subsection (4) of Section 501 shall read:
            "(4)  default in the performance, or breach, of any
            covenant or warranty of the Company in this
            Indenture (other than a covenant or warranty a
            default in whose performance or whose breach is
            elsewhere in this Section specifically dealt with or
            which has expressly been included in this Indenture
            solely for the benefit of a series of Securities
            other than that series), and continuance of such
            default or breach for a period of 90 days after
            there has been given, by registered or certified
            mail, to the Company by the Trustee or to the
            Company and the Trustee by the Holders of a majority
            in principal amount of the Outstanding Securities of
            that series a written notice specifying such default
            or breach and requiring it to be remedied and
            stating that such notice is a "Notice of Default"
            hereunder; or"
      For all purposes of the Debentures and for no other purposes, the first paragraph of Section 502 shall read:
            "If an Event of Default with respect to Securities
            of any series at the time Outstanding occurs and is
            continuing, then and in every such case the Trustee
            or the Holders of a majority in principal amount of
            the Outstanding Securities of that series may
            declare the principal amount (or, if any of the
            Securities of that series are Original Issue
            Discount Securities, such portion of the principal
            amount of such Securities as may be specified in the
            terms thereof) of all of the Securities of that
            series to be due and payable immediately, by a
            notice in writing to the Company (and to the Trustee
            if given by Holders), and upon any such declaration
            such principal amount (or specified amount) shall
            become immediately due and payable."
      For all purposes of the Debentures and for no other purposes, subsection (2) of Section 507 shall read:
            "(2)  the Holders of a majority in principal amount
            of the Outstanding Securities of that series shall
            have made written request to the Trustee to
            institute proceedings in respect of such Event of
            Default in its own name as Trustee hereunder;"
      For all purposes of the Debentures and for no other purposes, subsection (5) of Section 507 shall read:
            "(5)  no direction inconsistent with such written
            request has been given to the Trustee during such
            90-day period by the Holders of 66-2/3% in principal
            amount of the Outstanding Securities of that
            series."
      Section 6.  Incorporation of Indenture.   From and after the date
hereof, the Indenture, as supplemented by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Debentures.
      Section 7. Acceptance of Trust.   The Trustee accepts the trusts
created by the Indenture, as heretofore supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and Fifth Supplemental Indenture and as hereby supplemented by this Sixth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented.
      Section 8. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Sixth Supplemental Indenture, such provision of the Act shall control. If any provision of this Sixth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to this Sixth Supplemental Indenture only as so modified and if not so excluded, as the case may be.
      Section 9. Governing Law. This Sixth Supplemental Indenture, and the Debentures, shall be governed by and construed in accordance with the laws of the State of New York.
      Section 10.  Recitals.   The recitals contained in the Indenture, this
Sixth Supplemental Indenture and the Debentures, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, as supplemented by this Sixth Supplemental Indenture.
      Section 11.  Amendments.   Notwithstanding any other provisions hereof,
all amendments to the Indenture made hereby shall have effect only with respect to the Debentures, and not with respect to the Securities of any other series created subsequent to the date hereof.
      Section 12.  Counterparts.   This Sixth Supplemental Indenture may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                   CITIZENS UTILITIES COMPANY


                                   By:______________________________
                                        Title: Vice President and
                                                Treasurer
Attest:

________________________________
Secretary


                                   CHEMICAL BANK, as Trustee



                                   By:______________________________
                                        Title:  Vice President
Attest:


_______________________________
Senior Trust Officer

County of Fairfield    )
                                 )  ss.:
State of Connecticut   )




          On the      day of October, 1995, before me personally came Robert
DeSantis, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of CITIZENS UTILITIES COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                 __________________________________
                                 Notary Public, State of Connecticut

County of New York     )
                       )       ss.:
State of New York      )



          On this      day of October in the year of 1995 before me
personally came _____________________________________________, to me personally known, who being by me duly sworn did depose and say that he resides at ______________________________________, that he is Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution thereof on behalf of said corporation is the corporate seal of said corporation; that said instrument was signed and said corporate seal was so affixed on behalf of said corporation by authority and order of its board of directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed and the free act and deed of said Chemical Bank.

          IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal, at New York in said State of New York, the day and year first above written.






                                 __________________________________
                                 Notary Public, State of New York

                                                         EXECUTION COPY










                       CITIZENS UTILITIES COMPANY

                                   TO

                              CHEMICAL BANK
(Trustee)



SIXTH SUPPLEMENTAL INDENTURE

Dated as of October 15, 1995






Supplemental to the Indenture

Dated as of August 15, 1991